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                                                                    Exhibit 24.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



American Indemnity Financial Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Indemnity Financial Corporation for the year ended December 31, 1996 and to the reference to Deloitte & Touche LLP under the heading "Interests of Named Experts and Counsel."


DELOITTE & TOUCHE


Houston, Texas
December 12, 1997